Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Energy Infrastructure Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Infrastructure Corporation for the period ended November 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Infrastructure Corporation for the stated period.
/s/ David J. Schulte David J. Schulte President and Chief Executive Officer Tortoise Energy Infrastructure Corporation	/s/ Terry Matlack Terry C. Matlack Chief Financial Officer Tortoise Energy Infrastructure Corporation
Dated: February 4, 2008
This certification is being furnished pursuant to Item 12(b) of Form N-CSR and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Tortoise Energy Infrastructure Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.